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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549
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                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 1997 (December 12,
1997)


                       CULLIGAN WATER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in itscharter)


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Delaware                                                             51-0350629
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)

One Culligan Parkway                                                      60062
Northbrook, Illinois                                                 (Zip Code)
(Address of principal
executive offices)

      Registrant's telephone number, including area code:  (847) 205-6000

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets

     On December 2, 1997, the Registrant declared its recommended cash offer to acquire all of the outstanding shares of Protean plc, a United Kingdom corporation ("Protean"), unconditional in all respects. As a result, the Registrant has successfully completed its offer to acquire Protean. As of December 2, 1997, the Registrant owned or had received valid acceptances for an aggregate of 97.9% of Protean's outstanding shares. The Registrant expects to acquire the remaining outstanding shares of Protean in accordance with United Kingdom law which will result in Protean becoming an indirect wholly-owned subsidiary of the Registrant.

     Protean manufactures, distributes and services water purification equipment and analytical and thermal equipment. The companies in the water purification division of the Protean Group supply equipment which is designed to purify tap water to the levels needed by scientific, medical and industrial customers. The companies in the analytical and thermal equipment division supply electric furnaces and ovens, specialized thermally controlled equipment (including equipment for freeze-drying and thermal conditioning), instruments and consumables for use in chromatography, glass and plastic single-use containers and bench-top analytical equipment.

     Protean had total revenues of (Pounds)81.1 million (US$132.5) in the year ended March 31, 1997, of which (Pounds)38.8 million (US$63.4) related to its water purification equipment operations and (Pounds)42.4 million (US$69.1) related to its analytical and thermal equipment operations.

     The offer, which was made by Lazard Brothers on behalf of a newly-formed wholly owned UK subsidiary of the Registrant, valued the whole of the issued share capital of Protean at approximately $172 million and was recommended to shareholders by the Protean Board of Directors. The price offered to Protean shareholders was determined by arms-length negotiations between the Registrant and Protean's Board of Directors. The source of the funds used in the acquisition were the borrowings under the Registrant's Credit Agreement dated as of April 30, 1997 among the Borrowers, as defined therein, Bank of America Illinois as an Administrative Agent, Swing Line Lender and Letter of Credit Issuing Lender, Harris Trust and Savings Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent, and the financial institutions party thereto and Short-Term Credit Agreement dated as of April 30, 1997 among the Borrowers, as defined therein, Bank of America Illinois, as Administrative Agent, Swing Line Lender and Letter of Credit Issuing Lender, Harris Trust and Savings Bank, as Documentation Agent, the First National Bank of Chicago, as Syndication Agent, and the financial institutions party thereto filed as Exhibits 10.14 and 10.15 to the Registrant's Quarterly Report of Form 10-Q for the quarter ended

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July 31, 1997 and borrowings under a $100 million credit
facility with The First National Bank of Chicago attached as Exhibit 10.19 hereto.


Item 7. Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

     The consolidated financial statements of Protean required by this Item 7(a) will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K was required to be filed.

(b)  Proforma financial information

     Unaudited proforma condensed financial information required by this Item 7(b) will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K was required to be filed.

(c)   Exhibits

        Exhibit 10.19 Credit Agreement dated October 21, 1997 between the Registrant and The First
                            National Bank of Chicago        pages 4-18



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CULLIGAN WATER TECHNOLOGIES, INC.


Date  December 12, 1997          .....................................
                                 Edward A. Christensen
                                 Vice President, General Counsel and
                                 Secretary

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